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                                                                EXHIBIT 2.5.10

                                VOTING AGREEMENT


       THIS VOTING AGREEMENT (the "AGREEMENT"), dated as of July 1, 1996, is made and entered into by and among McHenry T. Tichenor, Sr., McHenry T. Tichenor, Jr., McHenry T. Tichenor, Jr., as Custodian for David T. Tichenor, Warren W. Tichenor, William E. Tichenor, and Jean T. Russell (collectively, the "SHAREHOLDERS"), and for the purposes of Section 4 hereof only, Tichenor Media System, Inc., a Texas corporation (the "CORPORATION").

                                   RECITALS:

       A. Each of the Shareholders owns shares of (a) common stock, par value $1.00 per share, of the Corporation ("COMMON STOCK"), and/or (b) Junior Preferred Stock, par value $10.00 per share, of the Corporation ("JUNIOR PREFERRED STOCK") as set forth on the signature pages hereto.

       C. The holders of Common Stock and the Junior Preferred Stock are each entitled to certain voting rights with respect to matters submitted to the shareholders of the Corporation.

       B. The Shareholders desire to impose certain requirements on the voting of the shares of Common Stock and Junior Preferred Stock owned by the Shareholders (the "SHARES") as of the date hereof as set forth herein.

       THEREFORE, in consideration of the premises, mutual covenants, and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Shareholders hereby agree as follows:

                                  AGREEMENTS:

       1. Notification and Determination Procedures; Voting. (a) From the date hereof until such time as the Company and the Shareholders shall have received any and all approvals required by the Federal Communications Commission or under the Communications Act of 1934, as amended, to amend the provisions of this Agreement pursuant to Section 1(b) (the "APPROVALS"), before any proposal (a "PROPOSAL") is to be voted on by the holders of Common Stock and/or Junior Preferred Stock, McHenry T. Tichenor, Jr. or McHenry T.
Tichenor, Sr. (the "CO-ADMINISTRATORS") shall, by written notice (the "VOTING NOTICE"), instruct each of the other Shareholders whether all of the Shares held by the Shareholders are to be (i) voted in favor of the Proposal, (ii) voted against such Proposal, or (iii) not voted with respect to such Proposal.

       The Shareholders agree that, until such time as this Agreement is amended as provided in Section 1(b), the Shares shall be voted in such manner as the Co-Administrators shall mutually agree and if, from time to time the Co-Administrators shall be unable to reach agreement with respect to any Proposal, NationsBank of Dallas, N.A., as successor to Interfirst Bank of Harlingen, Harlingen, Texas, shall nominate a representative who shall be given a vote for the purposes of breaking the deadlock with respect to any such Proposal and determining the manner in which the Shares shall be voted pursuant to this Agreement.
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       Each Shareholder hereby agrees to attend each meeting of the shareholders of the Corporation held during the term of this Agreement, in person or by proxy, and to vote, or cause to be voted (or, if the shareholders of the Corporation act by written consent, to consent in writing, or cause to consent in writing, with respect to) all of the Shares owned by such Shareholder or over which such Shareholder exercises voting control to be voted in accordance with the instructions received from the Administrator in the Voting Notice

       (b) Upon receipt by the Company and the Shareholders of the Approvals and with no further action on the part of the Company or the Shareholders , the provisions of Section 1(a) shall be of no further force or effect and the provisions of this Section 1(b) with respect to the voting of the Shares shall become effective immediately .

              At least five days before any Proposal is to be voted on by the holders of Common Stock and/or the Junior Preferred Stock, each of the other Shareholders shall notify McHenry T. Tichenor, Jr. (who shall upon the receipt of the Approvals become the sole Administrator) in writing whether such Shareholder desires the Shares owned by such Shareholder to be voted for, against, or not to be voted with respect to such Proposal. The Administrator shall then calculate with respect to each Proposal whether the Shareholders have indicated that a majority of the Shares should be voted for, against, or should not be voted with respect to each Proposal. For the purposes of determining how the Shares will be voted with respect to a Proposal, each share of Common Stock shall be entitled to one vote and each share of Junior Preferred Stock shall be entitled to .5555 of one vote (calculated as the number of votes to which a share Junior Preferred Stock would be entitled if such share were converted into Common Stock based upon a common stock value of $180 per share). After such calculation, the Administrator shall notify each of the other Shareholders in writing (the "VOTING NOTICE") whether the Shareholders have indicated that a majority of the Shares should be voted for, against, or should not be voted with respect to such Proposal or whether or not there is not a majority in any of the three preceding categories.

              Each Shareholder hereby agrees to attend each meeting of the shareholders of the Corporation held during the term of this Agreement, in person or by proxy, and to vote, or cause to be voted (or, if the shareholders of the Corporation act by written consent, to consent in writing, or cause to consent in writing, with respect to) all of the Shares owned by such Shareholder or over which such Shareholder exercises voting control to be voted. Each Shareholder hereby agrees, to the extent that any such vote is to be made pursuant a proxy or written consent, to deliver such proxy or written consent to the Administrator for further delivery to the Company or other applicable party. Each Shareholder hereby agrees to vote or cause to be voted all of the Shares owned by such Shareholder or over which such Shareholder exercises voting control as follows:

              (i)    if the notice sent from the Administrator pursuant to this
Section 1(b) states that the Shareholders have indicated that a majority of the Shares should be voted for a Proposal, each Shareholder shall cause all of the Shares owned by the Shareholder or over which the Shareholder has voting control to be voted for such Proposal;




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              (ii)   if the notice sent from the Administrator pursuant to this
Section 1(b) states that the Shareholders have indicated that a majority of the Shares should be voted against a Proposal, each Shareholder shall cause all of the Shares owned by the Shareholder or over which the Shareholder has voting control to be voted against such Proposal;

              (iii)  if the notice sent from the Administrator pursuant to this
Section 1(b) states that the Shareholders have indicated that a majority of the Shares should not be voted with respect to a Proposal, each Shareholder shall cause all of the Shares owned by the Shareholder or over which the Shareholder has voting control not to be voted with respect to such Proposal; and

              (iv)   if the notice sent from the Administrator pursuant to
Section 1(b) hereof states that the Shareholders have indicated that there is not a majority of the Shares in any one of the three categories set forth in clauses (i), (ii) or (iii) above, each Shareholder shall cause all of the Shares owned by the Shareholder or over which the Shareholder has voting control to be voted against such Proposal.

       2. Conditional Irrevocable Proxies. To insure the performance of each Shareholder's commitments set forth in Section 1 hereof, each Shareholder, other than McHenry T. Tichenor, Jr., hereby appoints McHenry T. Tichenor, Jr. or his designee, as his or her true and lawful proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote all Shares owned by such Shareholder and subject to the provisions hereof upon any matter presented to the shareholders of the Corporation, if (and only if) such Shareholder fails to comply with the provisions of this Agreement. McHenry T. Tichenor, Jr. hereby agrees that he will vote such Shares in accordance with instructions contained in the Voting Notice. The proxies and powers granted by each Shareholder pursuant to this Section are coupled with an interest and are given to secure the performance of such Shareholder's commitments under this Agreement. Such proxies will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of such Shareholder.

       3. Proxies. Except as provided in Section 2 above, no Shareholder shall grant a proxy with respect to, transfer any voting control over, or create any right to vote any Shares without the prior written consent of a majority of the other Shareholders.

       4. Legends. The Company shall cause the certificates representing the Shares, if any, to bear an appropriate legend to reflect the existence of this Agreement.

       5. Further Assurances. Each Shareholder agrees to take such further action as the other Shareholders may reasonably request to carry out the intent of this Agreement, including but not limited to executing and delivering from time to time and at any time an irrevocable proxy or power of attorney with respect to the Shares over which such Shareholder exercises voting control (it being hereby acknowledged that such proxy or power shall be coupled with an interest).





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       6.     Spouse's Consent.  Each Shareholder who is married agrees to obtain the signature on a counterpart hereof of such Shareholder's spouse for the purpose of evidencing such spouse's knowledge of this Agreement, acknowledging such spouse's agreement to be bound hereby, and binding that spouse's community interest, if any, in the Shares covered by this Agreement owned by such Shareholder; provided that the failure to obtain any such consent shall not limit the effectiveness of this Agreement.

       7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate a Shareholder for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

       8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand, messenger, nationally recognized overnight courier service, or sent by electronic transmission addressed, (a) if to a Shareholder, at such address as such Shareholder shall have furnished the Administrator and the Corporation, and (b) if to the Corporation or the Administrator, at 100 Crescent Court, Suite 1777, Dallas, Texas 75201; Telecopy (214) 855-8881, or at such other address as the Corporation or the Administrator shall have furnished to the Shareholders in writing. Any such notice shall be deemed to have been duly given upon receipt. Each Shareholder shall have the right to obtain a copy of any notice sent pursuant to this Agreement.

       9. Term. This Agreement shall remain in effect with respect to a Shareholder until such time as the Shareholder ceases to hold Shares and shall terminate in its entirety at such time as the Shares subject to this Agreement shall represent in the aggregate less than 10% of the outstanding shares of Common Stock and Junior Preferred Stock of the Corporation (or less than 10% of the voting power of the outstanding capital stock of any successor corporation).

       10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

       11. Binding Effect. The provisions of this Agreement shall not be binding upon a transferee of Shares other than a transferee in a "Permitted Transfer". Except as provided in the preceding sentence, this Agreement shall be binding upon the parties hereto and their respective heirs, successors, representatives, and assigns. Each person who becomes a party to this Agreement pursuant to this Section shall become a "Shareholder" as defined in this Agreement. "PERMITTED TRANSFER" means any direct or indirect sale, transfer, or other disposition (a) to a family member of the Shareholder or a trust whose sole beneficiaries are family members of the Shareholder or (b) with respect to a Shareholder that is a trust, to any beneficiary of the trust or any family member of a beneficiary of the trust





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       12.    After Acquired Shares.  The provisions of this Agreement shall not apply to any subsequently acquired shares of Common Stock or Junior Preferred Stock (or capital stock of any successor corporation), except for any and all voting securities and instruments (a) received by a Shareholder as a dividend or other distribution on the Common Stock or the Junior Preferred Stock, (b) issued in connection with a combination, split, reclassification or exchange of the Common Stock or the Junior Preferred Stock, or (c) received in connection with a reorganization, recapitalization, consolidation or merger of the Corporation. If at any time the Shares are converted into or exchanged for a single class of stock, each Share shall be entitled to a single vote for the purposes of the calculation described in Section 1 hereof.

       13. Successor Administrators. (a) Until such time as the Approvals have been received, the initial Co-Administrators (or any successor Co-Administrator), may at any time appoint a successor Co-Administrator, who may be a Shareholder or an officer of the Corporation (or any successor corporation). Subject to the preceding provisions of this Section 13(a), if both of the initial Co-Administrators die, resign, become incapacitated or otherwise cease to act as Administrators, Warren W. Tichenor and the two most senior officers of the Company (seniority to be determined by position or, if equal in position, by tenure) shall become Administrators under this Agreement. Notwithstanding what is stated above, if one or more successor Co-Administrators (other than Warren W. Tichenor) appointed and serving pursuant to the first or second sentence of this section dies, resigns, becomes incapacitated or otherwise ceases to act as Co-Administrator, the next most senior officer or officers (seniority to be determined in the same manner as in the second sentence of this section) shall become a Co-Administrator or Co-Administrator under this Agreement. If Warren W. Tichenor dies, resigns, becomes incapacitated or otherwise ceases to act as a successor Co-Administrator, the Shareholders by two-thirds vote shall elect an individual to serve in his place. Unless another meaning is clearly indicated or required by context or circumstances, the term "Administrator" shall mean and include the initial Co-Administrator, and any successor Administrator or Co-Administrator.

              (b) Upon receipt by the Company and the Shareholders of the Approvals and with no further action on the part of the Company or the Shareholders , the provisions of Section 13(a) shall be of no further force or effect and the provisions of this Section 13(b) shall become effective immediately. Upon the resignation, death or incapacity of McHenry T. Tichenor, Jr. (or any successor Administrator), the Shareholders by majority vote (pursuant to provisions of Section 1(b)) shall select a successor
Administrator.

       14. Invalid Provisions. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall automatically be severed from this Agreement and there shall be automatically added to this Agreement a provision as similar to such severed provision as may be valid and enforceable, and the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

       15. Captions. The captions, headings, and arrangements used in this agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.





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       16.    Amendments.  This Agreement may be amended at any time by the parties hereto only if such amendment is made in writing and signed by the Company and Shareholders by a majority vote (calculated in accordance with the provisions of Section 1(b)).





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       EXECUTED in a number of multiple counterparts as of the date first written above.

                                                TICHENOR MEDIA SYSTEM, INC.


                                                By: /s/ McHENRY T. TICHENOR, JR.
                                                   ------------------------------
                                                Name: McHenry T. Tichenor,Jr.
                                                     ----------------------------
                                                Title: President
                                                      ---------------------------

                                                /s/ McHENRY T. TICHENOR, JR.
 28,833.54 shares of Junior Preferred Stock     ---------------------------------
                                                McHenry T. Tichenor, Sr.

                                                /s/ McHENRY T. TICHENOR, JR.
 120,491.20 shares of Common Stock              ---------------------------------
 303 shares of Junior Preferred Stock           McHenry T. Tichenor, Jr.

                                                /s/ McHENRY T. TICHENOR, JR.
 51,519 shares of Common Stock                  ---------------------------------
 303 shares of Junior Preferred Stock           McHenry T. Tichenor, Jr., as
                                                Custodian for David T. Tichenor

                                                /s/ WARREN W. TICHENOR
 142,462.40 shares of Common Stock              ---------------------------------
 303 shares of Junior Preferred Stock           Warren W. Tichenor

                                                /s/ WILLIAM E. TICHENOR
                                                ---------------------------------
 114,478.76 shares of Common Stock              William E. Tichenor
 303 shares of Junior Preferred Stock
                                                /s/ JEAN T. RUSSELL
 120,793.59 shares of Common Stock              ---------------------------------
 303 shares of Junior Preferred Stock           Jean T. Russell





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                                SPOUSAL CONSENT

       By executing this Agreement, William E. Tichenor's spouse agrees (i) to be bound in all respects by the terms hereof with respect to the same extent as William E. Tichenor and (ii) to bind his/her community property interest, if any, in such Shares.




                                           /s/ MICHELLE S. TICHENOR
                                           -------------------------------------





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                                SPOUSAL CONSENT

       By executing this Agreement, McHenry T. Tichenor Jr.'s spouse agrees (i) to be bound in all respects by the terms hereof with respect to the same extent as McHenry T. Tichenor, Jr. and (ii) to bind his/her community property interest, if any, in such Shares.




                                           /s/ LISA W. TICHENOR
                                           -------------------------------------





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